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                                                                    EXHIBIT 11.1

                            IXC COMMUNICATIONS, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
            For the Three-Month Periods Ended June 30, 1996 and 1995
             and the Six-Month Periods Ended June 30, 1996 and 1995
                    (in thousands, except per share amounts)

                                                      Three Months Ended       Six Months Ended
                                                           June 30,                June 30,          Pro Forma(1)
                                                        1996      1995         1996        1995        6/30/95
                                                      ---------  -------     ------------------        -------
EARNINGS
Net income (loss)                                     $(12,067)  $   496      $(23,766)  $ 1,763      $   885
Less: Dividends applicable to preferred stock             (432)     (481)         (865)     (960)        (960)
                                                      ------------------      ------------------      -------
Net income (loss) applicable to common stockholders    (12,499)       15       (24,631)      803          (75)
Extraordinary items                                         --    (1,006)           --    (1,006)      (1,006)
                                                      ------------------      ------------------      -------
Net incomem (loss) applicable to common stockholders
   before extraordinary items                         $(12,499)  $ 1,021      $(24,631)  $ 1,809      $   931
                                                      ==================      ==================      =======
PRIMARY

Weighted average number of shares outstanding           24,335    24,335        24,335    24,335       24,335
Add:  Effect, for periods prior to the initial
      public offering (IPO), of common stock
      options issued within one year of the IPO            833       833           833       833          833
Add:  Dilutive effect of outstanding stock options          --       251            --       243          243
Less: Assumed repurchase of shares under the
      treasury stock method                               (157)     (204)         (157)     (202)        (202)
                                                      ------------------      ------------------      -------
Number of shares used to compute earnings (loss)
     applicable to common shareholders                  25,011    25,215        25,011    25,209       25,209
                                                      ==================      ==================      =======
FULLY DILUTED

Weighted average number of shares outstanding           24,335    24,335        24,335    24,335       24,335
Add:  Effect, for periods prior to the IPO, of
      common stock options issued within one year
      of the IPO                                           833       833           833       833          833
Add:  Dilutive effect of outstanding stock options          --       251            --       243          243
Less: Assumed repurchase of shares under the
      treasury stock method                               (157)     (204)         (157)     (202)        (202)
                                                      ------------------      ------------------      -------
Number of shares used to compute earnings (loss)
      applicable to common shareholders                 25,011    25,215        25,011    25,209       25,209
                                                      ==================      ==================      =======
PRIMARY INCOME (LOSS) PER COMMON SHARE

Before extraordinary items                            $  (0.50)  $  0.04      $  (0.99)  $  0.07      $  0.04
Extraordinary items                                         --     (0.04)           --     (0.04)     $ (0.04)
                                                      ------------------      ------------------      -------
Net income (loss)                                     $  (0.50)  $    --      $  (0.99)  $  0.03      $    --
                                                      ==================      ==================      =======
Before extraordinary items as adjusted                $   (.40)  $   .03      $   (.78)  $   .06      $   .03
Extraordinary items as adjusted                             --      (.03)           --      (.03)        (.03)
                                                      ------------------      ------------------      -------
Net income (loss) as adjusted                         $   (.40)  $    --      $   (.78)  $   .03      $    --
                                                      ==================      ==================      =======
FULLY DILUTED INCOME (LOSS) PER COMMON SHARE

Before extraordinary items                            $  (0.50)  $  0.04      $  (0.99)  $  0.07      $  0.04
Extraordinary items                                         --     (0.04)           --     (0.04)       (0.04)
                                                      ------------------      ------------------      -------
Net income (loss)                                     $  (0.50)  $    --      $  (0.99)  $  0.03      $    --
                                                      ==================      ==================      =======
Before extraordinary items as adjusted                $   (.40)  $   .03      $   (.78)  $   .06      $   .03
Extraordinary items as adjusted                             --      (.03)           --      (.03)        (.03)
                                                      ------------------      ------------------      -------
Net income (loss) as adjusted                         $   (.40)  $    --      $   (.78)  $   .03      $    --
                                                      ==================      ==================      =======

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(1)  The pro forma information reflects the acquisition of the minority interest in Switched Services Communications, L.L.C., as if the acquisition (which actually occurred as of January 1, 1996) had occurred as of January 1, 1995.




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